Exhibit 10.9

ENVIRONMENTAL INDEMNITY AGREEMENT

THIS ENVIRONMENTAL INDEMNITY AGREEMENT, is made as of the 17th day of March, 2011, by UTAH MEDICAL PRODUCTS, INC., a Utah corporation (“Indemnitor”), in favor of JPMORGAN CHASE BANK, N.A., a national banking association (“Lender”).

RECITALS

A.            Indemnitor owns the real property (the “Land”) located in Salt Lake County, Utah, as more particularly described in Exhibit A-1 and A-2 attached hereto and made a part hereof and leases the real property (the “Leased Land”) located in Salt Lake County, Utah, as more particularly described in Exhibit A-3 (said real property, together with all improvements, equipment and other property now or hereafter located in or on the Land, are collectively, the “Property”);

B.             Lender is prepared to make and Indemnitor will accept a term loan (the “Loan”) in the principal sum of Fourteen Million and No/100 Dollars ($14,000,000.00) pursuant to that certain Credit Agreement, dated as of even date herewith, by and among the Indemnitor and Lender (as the same may be amended, amended and restated, supplemented, replaced, substituted or otherwise modified from time to time, the “Loan Agreement”);

C.             The Loan is secured by, among other things, certain Deeds of Trust, Assignment of Rents, Security Agreements, and Fixture Filings and a Leasehold Deed of Trust, Assignment of Rents, Security Agreement, and Fixture Filing  from Indemnitor to the trustee named therein, for the benefit of Lender, which will encumber the Property (as the same may be amended, amended and restated, supplemented, replaced, substituted, or other wise modified from time to time, including all increases, and spreaders thereof, collectively, the “Deed of Trust”);

D.             As a condition to making the Loan, Lender requires Indemnitor to provide certain representations, warranties, covenants and indemnities concerning existing and future environmental matters; and

E.             To induce Lender to agree to make the Loan, Indemnitor has agreed to enter into this Agreement.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Indemnitor hereby covenant, warrant, represent and agree as follows:

1.             Definitions.  As used herein, the following terms shall have the meaning specified below:

1.1           The term “Agreement” shall mean this Environmental Indemnity Agreement and all modifications, supplements, and amendments thereto.

1.2           The term “Applicable Rate” shall mean at any given time, (a) the rate per annum equal to the prime rate of interest (the “Prime Rate”) announced from time to time by Lender or its parent (which is not necessarily the lowest rate charged to any customer) changing when and as said Prime Rate changes, or (b) if the Note is in default, the default rate of interest under Note.  If the Note has been paid in full, the Applicable Rate shall mean the Prime Rate.

1.3           The term “De Minimis Amounts” shall mean any Hazardous Substance either (a) being transported on or from the Property or being stored for use by Indemnitor or its tenant on the Property within a year from original arrival on the Property in connection with Indemnitor’s current operations or (b) being currently used by Indemnitor or its tenant on the Property, in either case in such quantities and in a manner that both (i) does not constitute a violation or threatened violation of any Environmental Law or require any reporting or disclosure under any Environmental Law and (ii) is consistent with customary business practice for such operations in the state where the Property is located.

1.4           The term “Environmental Claim” shall mean any and all actual or threatened liabilities, claims, actions, causes of action, judgments, orders, inquiries, investigations, studies or notices relating to any Hazardous Substance or any Environmental Law including without limitation those arising as a result of strict liability, whether under Environmental Law or otherwise, and those arising out of the negligence of the Indemnified Party.

1.5           The term “Environmental Law” shall mean any federal, state or local law, whether common law, statute, ordinance, rule, regulation, or judicial or administrative decision or policy or guideline, pertaining to Hazardous Substances, health, industrial hygiene, environmental conditions, or the regulation or protection of the environment, and all amendments thereto as of this date and to be added in the future and any successor statute or rule or regulation promulgated thereto.

1.6           The term “Hazardous Substance” shall mean all of the following:

(a)           Any substance, material, or waste that is included within the definitions of “hazardous substances,” “hazardous materials,” “hazardous waste,” “toxic substances,” “toxic materials,” “toxic waste,” or words of similar import in any Environmental Law;

(b)           Those substances listed as hazardous substances by the United States Department of Transportation (or any successor agency) (49 C.F.R. 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) (40 C.F.R. Part 302 and amendments thereto); and

(c)           Any substance, material, or waste that is petroleum, petroleum-related, or a petroleum by-product, asbestos or asbestos-containing material, polychlorinated biphenyls, flammable, explosive, radioactive, freon gas, radon, or a pesticide, herbicide, or any other agricultural chemical.

1.7           The term “Indemnified Parties” shall mean and include Lender, any parent, subsidiary, or affiliated company of Lender, any assignee or successor in interest of all or part of Lender’s interest in the Loan or the Loan Documents, any owner of a participation interest in the Loan or the Loan Documents, any purchaser who acquires all or part of the Property from Lender, its parent, or any of their respective subsidiaries or affiliates, any recipient of a deed or assignment in lieu of foreclosure of all or part of the Property, any court appointed receiver, and the officers, directors, employees and agents of each of them.
1.8           The term “Loan Documents” shall have the meaning set forth in the Credit Agreement.

1.9           The term “Property” shall mean all property that is or was at any time affected by the Deed of Trust, which may later include any and all property previously released from the Deed of Trust.

1.10         The term “Release” shall mean any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, disposing, or dumping of any substance into the environment.

2.             Representations and Warranties.

(a)           Except as disclosed in writing by Indemnitor to Lender prior to the date hereof, Indemnitor represents and warrants to the Indemnified Parties that neither Indemnitor, the Property nor, to Indemnitor’s knowledge, any tenant is in violation of any Environmental Law applicable to the Property, and neither Indemnitor, the Property nor, to Indemnitor’s knowledge, any tenant is subject to any existing, pending or threatened investigation pertaining to the Property by any federal, state or local governmental authority or is subject to any remedial obligation or lien under or in connection with any Environmental Law.

(b)           Indemnitor represents and warrants to the Indemnified Parties that Indemnitor, including, without limitation, any member, manager, officer, director, employee, agent, affiliate, tenant, partner or joint venturer of Indemnitor, except as disclosed on the environmental report provided to Lender, has no actual knowledge or notice of the actual, alleged or threatened presence or Release of Hazardous Substances in, on, around or potentially affecting any part of the Property or the soil, groundwater or soil vapor on or under the Property, or the migration of any Hazardous Substance, from or to any other property adjacent to or in the vicinity of the Property, provided that the foregoing representation and warranty does not apply to De Minimis Amounts.

(c)           Indemnitor has undertaken an appropriate inquiry into the previous ownership and uses of the Property consistent with good commercial practice.  If any environmental questionnaire is executed by Indemnitor and delivered to Lender, Indemnitor represents and warrants to the Indemnified Parties that, to Indemnitor’s knowledge, the information disclosed in any such environmental questionnaire is true, complete and correct.

(d)           Indemnitor’s intended future use of Property will not result in the Release of any Hazardous Substance other than De Minimis Amounts, in, on, around or potentially affecting any part of the Property or in the soil, groundwater or soil vapor on or under the Property, or the migration of any Hazardous Substance from or to any other property adjacent to or in the vicinity of the Property.

3.             Covenants of Indemnitor.

(a)           Indemnitor shall neither use nor permit any third party to use, generate, manufacture, produce, store, or Release, on, under or about the Property, or transfer to or from the Property, any Hazardous Substance except De Minimis Amounts in compliance with all applicable Environmental Laws, provided that if any third party, by act or omission or by intent or accident, allows any foregoing action to occur, Indemnitor shall promptly remedy such condition, or cause such condition to be remedied, at its sole expense and responsibility, in accordance with Section 5 below.  Furthermore, Indemnitor shall not permit any liens under any Environmental Law to be placed on any portion of the Property.

(b)           Indemnitor has complied, and shall comply and require all occupants of the Property, regardless of length of occupancy, to comply, at Indemnitor’s sole expense and responsibility, with all Environmental Laws governing or applicable to Hazardous Substances, including those requiring disclosures to prospective and actual buyers of all or any portion of the Property.

(c)           Indemnitor shall promptly notify Lender in writing if Indemnitor, including, without limitation, any member, manager, officer, employee, agent, affiliate, director, partner, or joint venturer, of Indemnitor, has any actual knowledge or notice of the following: (i) that any statement in Section 2 of this Agreement is no longer accurate, (ii) any lien, action or notice affecting the Property or Indemnitor resulting from any violation or alleged violation of the Environmental Law, (iii) the institution of any investigation, inquiry or proceeding concerning Indemnitor or the Property pursuant to any Environmental Law or otherwise relating to Hazardous Substances (except for De Minimis Amounts), or (iv) the discovery of any occurrence, condition or state of facts which would render any representation or warranty contained in this Agreement incorrect in any respect if made at the time of such discovery.

(d)           Indemnitor’s obligations under this Agreement shall not be diminished or affected in any respect as a result of any notice, disclosure or knowledge, if any, to or by any of the Indemnified Parties of the Release, presence, existence or threatened Release of Hazardous Substances in, on, around, or potentially affecting the Property or the soil, groundwater or soil vapor on or under the Property, or of any matter covered by Indemnitor’s obligations hereunder.  No Indemnified Party shall be deemed to have permitted, caused, contributed to or acquiesced in any such Release, presence, existence or threatened Release of Hazardous Substances or any other matter covered by Indemnitor’s obligations hereunder solely because Lender or any other Indemnified Party had notice, disclosure or knowledge thereof, whether at the time this Agreement is delivered or at any other time.

(e)           Indemnitor shall conduct and complete, to Lender’s satisfaction, all remedial, removal, and other actions necessary to clean up and remove Hazardous Substances (other than De Minimis Amounts) in, on, or materially affecting the Property: (i) in accordance with all applicable Environmental Laws; and (ii) in accordance with all applicable orders and directives of all governmental authorities.  Indemnitor shall provide to Lender copies of all results and reports relating to such remedial, removal, and other actions.

4.             Lender Rights.

(a)           Lender shall have the right, but not the obligation, without in any way limiting Lender’s other rights and remedies under the Loan Documents, to enter onto the Property, take and remove soil or groundwater samples, conduct tests and/or site assessments on any part of the Property or to take such other actions as it deems necessary or advisable to clean up, remove, resolve, or minimize the impact of, or otherwise deal with, any Hazardous Substances on or affecting the Property following receipt of any notice from any person or entity asserting the existence or possible existence of any Hazardous Substances pertaining to the Property or any part thereof that, if true, could result in an Environmental Claim, order, notice, suit, imposition of a lien on the Property, or other action and/or that, in Lender’s sole opinion, could jeopardize Lender’s security under the Loan Documents.  All reasonable costs and expenses paid or incurred by Lender in the exercise of any such rights shall be payable by Indemnitor upon demand.

(b)           Lender shall have the right at any time to appear in and to participate in, as a party if it elects, and be represented by counsel of its own choice in, any action or proceeding in connection with any Environmental Law that affects the Property.  Upon demand by any Indemnified Party, Indemnitor shall defend any investigation, action or proceeding involving any matter covered by Indemnitor’s obligations hereunder which is brought or commenced against any Indemnified Party, whether alone or together with Indemnitor or any other person, all at Indemnitor’s own cost and by counsel to be approved by the Indemnified Party in the exercise of its reasonable judgment.  In the alternative, any Indemnified Party may elect to conduct its own defense at the expense of Indemnitor.  Indemnitor shall not, without the prior written consent of Lender: (i) settle or compromise any action, suit, proceeding or claim or consent to the entry of any judgment that does not include as an unconditional term thereof the delivery by the claimant or plaintiff to Lender of a full and complete written release of the Indemnified Parties (in form, scope and substance satisfactory to Lender in its sole discretion) from all liability in respect of such action, suit, proceeding or claim; or (ii) settle or compromise any action, suit, proceeding or claim in any manner that may adversely affect the Indemnified Parties or obligate the Indemnified Parties to pay any sum or perform any obligation as determined by Lender in its sole discretion.

5.             Indemnification.  Indemnitor shall jointly and severally indemnify and hold the Indemnified Parties harmless from, for and against any and all Environmental Claims, liabilities, damages (including foreseeable and unforeseeable consequential damages), losses, fines, penalties, judgments, awards, settlements, and costs and expenses (including, without limitation, reasonable attorneys’ fees, experts’, engineers’ and consultants’ fees, and costs and expenses of investigation, testing, remediation and dispute resolution) (collectively referred to as “Environmental Costs”) that directly or indirectly arise out of or relate in any way to:

(a)           Any investigation, cleanup, remediation, removal, or restoration work of site conditions of the Property relating to Hazardous Substances (whether on the Property or any other property);

(b)           Any resulting damages, harm, or injuries to the person or property of any third parties or to any natural resources involving Hazardous Substances relating to the Property;

(c)           Any actual or alleged past or present disposal, generation, manufacture, presence, processing, production, Release, storage, transportation, treatment, or use of any Hazardous Substance on, under, or about the Property;

(d)           Any actual or alleged presence of any Hazardous Substance on the Property;

(e)           Any actual or alleged past or present violation of any Environmental Law relating to the Property;

(f)           Any actual or alleged past or present migration of any Hazardous Substance from the Property to any other property, whether adjoining, in the vicinity, or otherwise, or migration of any Hazardous Substance onto the Property from any other property, whether adjoining, in the vicinity, or otherwise;

(g)           Any lien on any part of the Property under any Environmental Law;

(h)           Any Environmental Claim by any federal, state, or local governmental agency and any claim that any Indemnified Party is liable for any such asserted Environmental Claim allegedly because it is an “owner” or “operator” of the Property under any Environmental Law;

(i)            Any Environmental Claim asserted against any Indemnified Party by any person other than a governmental agency, including any person who may purchase or lease all or any portion of the Property from Indemnitor, from any Indemnified Party, or from any other purchaser or lessee; any person who may at any time have any interest in all or any portion of the Property; any person who may at any time be responsible for any cleanup costs or other Environmental Claims relating to the Property; and any person claiming to have been injured in any way as a result of exposure to any Hazardous Substance relating to the Property;

(j)            Any Environmental Claim which any Indemnified Party reasonably believes at any time may be incurred to comply with any law, judgment, order, regulation, or regulatory directive relating to Hazardous Substances and the Property, or which any Indemnified Party reasonably believes at any time may be incurred to protect the public health or safety;

(k)           Any Environmental Claim resulting from currently existing conditions in, on, around, or materially affecting the Property, whether known or unknown by Indemnitor or the Indemnified Parties at the time this Agreement is executed, and any such Environmental Claim resulting from the activities of Indemnitor, Indemnitor’s tenants, or any other person, in, on, around, or materially affecting the Property; or

(l)            Breach of any representation or warranty by or covenant of Indemnitor in this Agreement.

Notwithstanding anything contained herein to the contrary, the foregoing indemnity shall not apply to (i) matters resulting solely from the gross negligence or willful misconduct of any Indemnified Party, or (ii) matters resulting solely from the actions of Indemnified Parties taken after such parties have taken title to, or exclusive possession of the Property, provided that, in both cases, such matters shall not arise from or be accumulated with any condition of the Property, which condition was not caused by an Indemnified Party.  The foregoing indemnity is expressly intended to include, and does include, any Environmental Costs arising as a result of any strict liability imposed or threatened to be imposed on an Indemnified Party in connection with any of the indemnified matters described in this Section 5 or arising as a result of the negligence of an Indemnified Party in connection with such matters.

6.             Reinstatement of Obligations.  If at any time all or any part of any payment made by Indemnitor or received by an Indemnified Party from Indemnitor under or with respect to this Agreement is or must be rescinded or returned for any reason whatsoever (including, but not limited to, the insolvency, bankruptcy or reorganization of Indemnitor), then the obligations of Indemnitor hereunder shall, to the extent of the payment rescinded or returned, be deemed to have continued in existence, notwithstanding such previous payment made by Indemnitor, or receipt of payment by an Indemnified Party, and the obligations of Indemnitor hereunder shall continue to be effective or be reinstated, as the case may be, as to such payment, all as though such previous payment by Indemnitor had never been made.

7.             Reservation of Rights.  Nothing in this Agreement shall be construed to limit any claim or right which any Indemnified Party may otherwise have at any time against Indemnitor or any other person arising from any source other than this Agreement, including any claim for fraud, misrepresentation, waste, or breach of contract other than this Agreement, and any rights of contribution or indemnity under federal, state or local environmental law or other applicable law, regulation or ordinance.

8.             No Waiver; Rights Cumulative.  If any Indemnified Party delays or fails to exercise any right or remedy against Indemnitor, that alone shall not be construed as a waiver of that right or remedy.  All remedies of any Indemnified Party against Indemnitor are cumulative.

9.             Successors and Assigns.  This Agreement shall be binding upon Indemnitor and its successors and shall inure to the benefit of the Indemnified Parties, and the successors and assigns of the Indemnified Parties.  Indemnitor shall not have any right to assign its obligations under this Agreement.  This Agreement is assignable by Lender, and any full or partial assignment hereof by Lender shall operate to vest in the assignee all rights and powers herein conferred upon and granted to Lender and so assigned by Lender.  Indemnitor expressly waives notice of transfer or assignment of this Agreement and acknowledges that the failure by Lender to give any such notice shall not affect the liabilities of Indemnitor hereunder.

10.           Termination.  The indemnity obligations of Indemnitor pursuant to Section 5 of this Agreement and all other obligations of Indemnitor hereunder shall survive until terminated in accordance with this Section 10, which termination shall occur upon the full satisfaction of either of the following conditions:

(a)           The Loan shall have been repaid in full and in accordance with its terms, any lending commitment shall have expired or been terminated, and all obligations of the Indemnitor under the Loan Documents have been performed in full in accordance with their terms, in both cases rather than through the occurrence of one or more of (i) the acceptance by Lender of the surrender of the Note and reconveyance of the Deed of Trust, (ii) the foreclosure of the Deed of Trust, (iii) the extinguishment of the Deed of Trust by any means, including deed or assignment in lieu of foreclosure, (iv) the acquisition of the Property or any portion of it by any of the Indemnified Parties, and (v) the transfer of all of Lender’s rights in the Loan Documents, or through the exercise of any other rights and remedies by Lender (including, without limitation, foreclosure, trustee’s sale or actions on promissory notes, guaranties or other obligations); or

(b)           One or more of the events described in clauses (i) - (v) of subparagraph (a) above has occurred, Lender has not received notice of any Environmental Claim relating to the Property that has not been fully satisfied or settled to Lender’s satisfaction, and two (2) years have elapsed from the date which is the latest of (i) the date of the occurrence of one or more of the events described in clauses (i) - (v) of subparagraph (a) above, (ii) the date Indemnitor has been fully released of all of its obligations under the Loan Documents, and (iii) the date any Environmental Claim relating to the Property is fully satisfied or settled to Lender’s satisfaction.

11.           Full Recourse.  The indemnity contained herein shall not be subject to any non-recourse or other limitation of liability provisions contained in any of the Loan Documents executed and delivered in connection with the Loan and the liability of Indemnitor hereunder shall not be limited by any such non-recourse or similar limitation of liability provisions.

12.           Misrepresentation.  If any material warranty, representation or statement contained herein shall be or shall prove to have been false when made or if Indemnitor shall fail or neglect to perform or observe any of the terms, provisions or covenants contained herein, the same shall constitute an Event of Default (as defined in the Loan Documents) under the Loan Documents.

13.           Notices.  Any notice required or permitted in connection herewith shall be given in the manner provided in any Loan Document.

14.           Reliance; Separate Action.  Indemnitor acknowledges that Lender has and will rely upon the representations, warranties and agreements herein set forth in closing and funding (or modifying as the case may be) the Loan and that the execution and delivery of this Agreement is an essential condition but for which Lender would not close or fund (or modify) the Loan. Indemnitor agrees that this Agreement and the indemnity contained herein is separate, independent and in addition to the undertakings of Indemnitor under the Loan Documents. Indemnitor agrees that a separate action may be brought to enforce the provisions of this Agreement which shall in no way be deemed to be an action on the Note, whether or not the Indemnified Parties would be entitled to a deficiency judgment following a judicial foreclosure or sale under the Deed of Trust.

15.           Waiver.  Indemnitor waives any right or claim of right to cause a marshaling of the assets of Indemnitor or to cause Lender to proceed against any of the security for the Loan before proceeding under this Agreement against Indemnitor, Indemnitor agrees that any payments required to be made hereunder shall become due on demand. Indemnitor expressly waives and relinquishes all rights,  remedies and defenses accorded by applicable law to sureties, indemnitors or guarantors, except any rights of subrogation that Indemnitor may have, provided that the indemnity provided for hereunder shall neither be contingent upon the existence of any such rights of subrogation nor subject to any claims or defenses whatsoever that may be asserted in connection with the enforcement or attempted enforcement of such subrogation rights, including, without limitation, any claim that such subrogation rights were abrogated by any acts or omissions of Lender.

16.           Successive Actions.  Notwithstanding any law to the contrary, the parties expressly agree that a separate right of action hereunder shall arise each time Lender acquires knowledge of any matter indemnified by Indemnitor under this Agreement.  Separate and successive actions may be brought hereunder to enforce any of the provisions hereof at any time and from time to time.  No action hereunder shall preclude any subsequent action, and Indemnitor hereby waives and covenants not to assert any defense in the nature of splitting of causes of action or merger of judgments.

17.           Construction.  In this Agreement, the word “person” includes any individual, company, trust or other legal entity of any kind.  If this Agreement is executed by more than one person, the words “Indemnitor,” “Guarantor,” and “Indemnitor” include all such persons.  The word “include(s)” means “include(s), without limitation,” and the word “including” means “including, but not limited to.”  When the context and construction so require, all words used in the singular shall be deemed to have been used in the plural and vice versa.

18.           Severability.  Every provision of this Agreement is intended to be severable.  If any term, provision, section or subsection of this Agreement is declared to be illegal or invalid, for any reason whatsoever, by a court of competent jurisdiction, such illegality or invalidity shall not affect the other terms, provisions, sections or subsections of this Agreement, which shall remain binding and enforceable.  To the extent there is any conflict between this Agreement and the terms and provisions of any of the other Loan Documents, the terms and provisions of this Agreement shall control.

19.           Cost and Expenses.  On demand, Indemnitor agrees to pay all of the Indemnified Parties’ costs and expenses, including attorneys’ fees, which may be incurred in any effort to enforce any term of this Agreement, including all such costs and expenses which may be incurred by any Indemnified Party in any legal action, reference, mediation or arbitration proceeding.  From the time(s) incurred until paid in full to the Indemnified Party, those sums shall bear interest at the Applicable Rate.

20.           Time; No Course of Dealing.  Time is of the essence of this Agreement, and of each and every provision hereof.  The waiver by Indemnified Party of any breach or breaches hereof shall not be deemed, nor shall the same constitute, a waiver of any subsequent breach of breaches.

21.           CHOICE OF LAW.  THIS AGREEMENT AND ALL OTHER LOAN DOCUMENTS WERE NEGOTIATED IN THE STATE OF UTAH AND DELIVERED BY INDEMNITOR OR INDEMNITOR, AS APPLICABLE, AND ACCEPTED BY LENDER IN THE STATE OF UTAH, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND THE UNDERLYING TRANSACTIONS EMBODIED HEREBY.  IN ALL RESPECTS, INCLUDING, WITHOUT LIMITATION, PERFORMANCE OF THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER, THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF UTAH APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES.  LENDER WOULD NOT HAVE MADE THE LOAN OR ENTERED INTO OR ACCEPTED THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS BUT FOR THE FOREGOING STIPULATION AND AGREEMENT AS TO THE CHOICE OF UTAH LAW TO GOVERN THIS AGREEMENT AND ALL OTHER LOAN DOCUMENTS.  IF, NOTWITHSTANDING THIS SECTION 21, AT ANY TIME THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF UTAH IS DETERMINED TO BE APPLICABLE TO THIS AGREEMENT, INCLLUDING, WITHOUT LIMITATION, THE LAWS OF THE COOK ISLANDS, THEN TO THE MAXIMUM EXTENT PERMITTED BY LAW, INDEMNITOR EXPRESSLY WAIVES ANY AND ALL BENEFITS OF THE LAW AND RULES OF SUCH JURISDICTION THAT CONFLICT WITH ANY PROVISION OF THIS AGREEMENT AND TO THE EXTENT THAT THE SAME ARE APPLICABLE.

22.           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one Agreement.

23.           Captions for Convenience.  The captions and headings of the paragraphs of this Agreement are for convenience of reference only and shall not be construed in interpreting the provisions hereof.

24.           Joint and Several Liability.  Each party executing this Agreement as an Indemnitor shall be jointly and severally liable for all obligations of Indemnitor hereunder.  Each reference to Indemnitor shall be a reference to each person executing this Agreement individually and to all such persons collectively.  Indemnitor’s liability is independent of the obligations of any other Indemnitor.  Lender may bring an action against any Indemnitor to enforce this Agreement, whether an action is brought against the other Indemnitors.

25.           WAIVER OF JURY TRIAL.  EACH OF INDEMNITOR AND LENDER (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED UPON CONTRACT, TORT OR ANY OTHER THEORY).  EACH OF INDEMNITOR AND LENDER (BY ITS ACCEPTANCE HEREOF) (A) CERTIFIES THAT NO REPRESENTATIVE, LENDER OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

26.           WAIVER OF SPECIAL DAMAGES. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, INDEMNITOR SHALL NOT ASSERT, AND HEREBY WAIVES, ANY CLAIM AGAINST LENDER, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS AGREEMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY, THE TRANSACTIONS, THE LOAN OR THE USE OF THE PROCEEDS THEREOF.

27.           MISCELLANEOUS WAIVERS.  WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDINGS RELATING TO THIS AGREEMENT (EACH, A “PROCEEDING”), INDEMNITOR IRREVOCABLY (A) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS HAVING JURISDICTION IN THE CITY OF SALT LAKE, COUNTY OF SALT LAKE AND STATE OF UTAH, AND (B) WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY PROCEEDING BROUGHT IN ANY SUCH COURT, WAIVES ANY CLAIM THAT ANY PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND FURTHER WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH PROCEEDING, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PARTY.  NOTHING IN THIS AGREEMENT SHALL PRECLUDE LENDER FROM BRINGING A PROCEEDING IN ANY OTHER JURISDICTION NOR WILL THE BRINGING OF A PROCEEDING IN ANY ONE OR MORE JURISDICTIONS PRECLUDE THE BRINGING OF A PROCEEDING IN ANY OTHER JURISDICTION.  INDEMNITOR FURTHER AGREES AND CONSENTS THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY PROCEEDING IN ANY UTAH STATE OR UNITED STATES COURT SITTING IN THE CITY OF SALT LAKE AND COUNTY OF SALT LAKE MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO INDEMNITOR AT THE ADDRESS INDICATED IN THE LOAN DOCUMENTS, AND SERVICE SO MADE SHALL BE COMPLETE UPON RECEIPT; EXCEPT THAT IF INDEMNITOR SHALL REFUSE TO ACCEPT DELIVERY, SERVICE SHALL BE DEEMED COMPLETE FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED.

IN WITNESS WHEREOF, Indemnitor has executed this Agreement as of the date first set forth herein.

UTAH MEDICAL PRODUCTS, INC.
a Utah corporation

By: /s/ Paul O. Richins
Name: Paul O. Richins
Title: V.P.

EXHIBIT A-1

Legal Description of Land

That certain real property owned by Trustor and situated in Salt Lake County, State of Utah and described as follows:

EXHIBIT A-2

Legal Description of Land

That certain real property owned by Trustor and situated in Salt Lake County, State of Utah and described as follows:

EXHIBIT A-3

Legal Description of Leased Land

That certain real property owned by Trustor and situated in Salt Lake County, State of Utah and described as follows: